UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Damastown, Mulhuddart
Dublin 15, Ireland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +353 1 880-8180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2014, the Board of Directors of Mallinckrodt plc (the "Company") approved compensation related actions for the Company’s Chief Executive Officer, Mark Trudeau, including the following actions:

•	increased Mr. Trudeau’s annual base salary, retroactive to September 1, 2014, from $900,000 to $1,000,000;

•	increased Mr. Trudeau’s target bonus opportunity for the annual incentive plan as a percentage of annual base salary from 100% to 125%, prorated for the 2014 fiscal year; and

•	increased Mr. Trudeau’s long-term incentive compensation award target as a percentage of annual base salary from 400% to 775%, effective as of the 2015 long term incentive grant.

On September 18, 2014, the Human Resources and Compensation Committee of the Board of Directors of the Company approved compensation related actions for the Company’s Chief Financial Officer, Matthew Harbaugh, including the following actions:

•	increased Mr. Harbaugh’s annual base salary, retroactive to September 1, 2014, from $470,000 to $530,000; and

•	increased Mr. Harbaugh’s long-term incentive compensation award target as a percentage of annual base salary from 175% to 350%, effective as of the 2015 long term incentive grant.

All other material terms and conditions of the compensation package for the named executive officers remain the same.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	September 19, 2014	By:	/s/ Peter G. Edwards
		Name:	Peter G. Edwards
		Title:	Senior Vice President and General Counsel